As filed with the Securities and Exchange Commission on May 22, 1995
			      File No. 33-58761

			       UNITED STATES
		    SECURITIES AND EXCHANGE COMMISSION
			  Washington, D.C. 20549
			  ______________________

		     Pre-Effective Amendment No.1 to
				Form S-3
			  REGISTRATION STATEMENT
				 Under
			THE SECURITIES ACT OF 1933
			  ______________________

			    MENTOR CORPORATION

       Minnesota                                           41-0950791
 (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)
			   5425 Hollister Avenue
		      Santa Barbara, California 93111
			      (805) 681-6000
	(Address, including zip code, and telephone number, including
	   area code, of Registrant's principal executive offices)
			  ________________________

	      Gary Mistlin, Vice President of Finance/Treasurer
			    Mentor Corporation
			   5425 Hollister Avenue
		      Santa Barbara, California 93111
			     (805) 681-6000
	(Name, address, including zip code, and telephone number,
		   including area code, of agent for service)
		  Please send copies of all correspondence to:

			  Bertram R. Zweig, Esq.
			     Graham & James
		    801 S. Figueroa Street, 14th Floor
		      Los Angeles, California 90017
			    (213) 624-2500
			  ___________________
	Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.
			  ___________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ( ).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (x).
			  ___________________
The Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

			This is Page 1 of 20 pages.
		  The Exhibit Index appears on Page 15

			     MENTOR CORPORATION

Cross Reference Sheet showing the location in the Prospectus of the Items on
				 Form S-3


    Form S-3 Item and Caption                  Location in Prospectus
1. Forepart of Registration Statement and
   Outside Front Cover Page of Prospectus     Outside Front Cover Page

2. Inside Front and Outside Back Cover        Inside Front and Outside Back
   Pages of Prospectus                        Cover Pages

3. Summary Information, Risk Factors
   and Ratio of Earnings to Fixed Charges     The Company

4. Use of Proceeds                            Use of Proceeds

5. Determination of Offering Price            *

6. Dilution                                   *

7. Selling Security Holders                   Selling Shareholder

8. Plan of Distribution                       Outside Front Cover Page; Plan
					      of Distribution
9. Description of Securities to be
   Registered                                 *

10. Interests of Named Experts and Counsel    *

11. Material Changes                          *

12. Incorporation of Certain Information
    by Reference                              Inside Front Cover Page

13. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities                               *

    ____________
    *  Such item is inapplicable or the answer is in the negative.

				 PROSPECTUS

			       110,675 Shares

			     MENTOR CORPORATION

				Common Stock

     This Prospectus relates to an aggregate of 110,675 shares (the "Shares") of Common Stock, par value $0.10 per share (the "Common Stock"), of Mentor Corporation, a Minnesota corporation (the "Company"), including (i) 60,675 shares of Common Stock (the "Benson Shares") which may be offered from time to time by Benson Eyecare Corporation, a Delaware corporation ("Benson") and (ii) 50,000 shares of Common Stock (the "Gette Shares") issuable upon exercise of stock options (the "Options") at an exercise price of $10.50 per share held by Mr. Anthony R. Gette ("Mr. Gette"), the Company's President and Secretary and a Director of the Company. The Company will receive no part of the proceeds of such sales, although upon exercise of the Options the Company will receive amounts payable at the exercise price thereof. See "Use of Proceeds." Of the expenses to be incurred in connection with this offering, Benson will pay a pro rata share (based on the number of Shares being registered) of such expenses. The Company has agreed to bear certain expenses in connection with the registration and sale of the Gette Shares. Benson and Mr. Gette may hereinafter collectively be referred to as the "Selling Shareholders."

     The Benson Shares are being registered pursuant to the terms of a Registration Agreement that the Company executed in connection with the issuance of the Benson Shares to Optical Radiation Corporation, a California corporation ("ORC"), a subsidiary of Benson, which sale was made in order to induce ORC and ORC Caribe, a California corporation ("ORC Caribe"), and a sub-sidiary of Benson, to enter into an Asset Purchase Agreement with the Company. Subsequent thereto, ORC assigned and transferred the Benson Shares to Benson.

     The Company has been advised by the Selling Shareholders that they may sell all or a portion of the Shares offered hereby from time to time on the NASDAQ National Market System ("NASDAQ NMS") at prices prevailing at the time of such sales. The Selling Shareholders may also make private sales at negotiated prices directly or through a broker or brokers. The Selling Shareholders and any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), in which event commissions received by any such broker may be deemed to be underwriting commissions under the Act.

     The Common Stock of the Company is traded on NASDAQ NMS. On May 22, 1995, the closing sale price of the Company's Common Stock was $23.00 per share.
			      ___________________

	THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
	  SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
	   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
	  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

		The date of this Prospectus is May 22, 1995.

		       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents heretofore filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "Commission") are incorporated by reference as of their respective dates:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994;

(2) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994;

(3) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994;

(4) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994;

(5) The Company's definitive Proxy Statement, dated July 19, 1994, with respect to its Annual Meeting of Shareholder held on September 7, 1994; and

(6) The description of the Company's Common Stock as set forth in the Registration Statement filed by the Company on Form 8-A pursuant to
	Section 12(g) of the Exchange Act, and any amendments or reports there to filed with the Commission for the purpose of updating such des-cription.

     All documents filed by the Company pursuant to Sections 13, 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the term-ination of the offering of the Common Stock made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to the Shareholders which is not deemed to be filed under said provisions.

     The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus has been delivered, on the request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to the Company at 5425 Hollister Avenue, Santa Barbara, California 93111,
Attention: Mr. Gary Mistlin, Vice President of Finance/Treasurer, telephone
(805) 681-6000.


			    AVAILABLE INFORMATION

     The Company is subject to the reporting and other informational require-ments of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports and other information can be inspected and copied at the offices of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at Room 1028, Jacob K. Javits Federal Building, 26 Federal Plaza, New York, New York, 10278 and Room 3190, Kluczynski Federal Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can also be obtained by written request to the

Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. This Prospectus does not contain all of the information set forth in the Registration Statement (the "Registration Statement") concerning this offering which the Company has filed with the Commission pursuant to the Act.


				 THE COMPANY

     The Company develops, manufactures and markets a broad range of products for the medical specialties of plastic and reconstructive surgery, urology and ophthalmology. Plastic surgery products include surgically implantable prostheses for cosmetic and reconstructive surgery, principally breast implants and tissue expanders. Urologic products include: disposable products for the management of urinary incontinence; surgically implantable prostheses, prin-cipally penile implants for the treatment of chronic male sexual impotence; and diagnostic ultrasound equipment, used to help diagnose disorders of the prostate. Ophthalmic products include: implantable intraocular lens for replacement of a lens following cataract surgery, surgical equipment, primarily coagulators to control bleeding during ophthalmic and other microsurgery, and diagnostic equipment, used to evaluate disorders of the eye.

     Since 1989, the Company has incorporated or acquired several companies to help diversify the Company's interests in the medical industry. In April 1990, the Company acquired all of the outstanding shares of Mentor O&O, Inc. Despite the similarity in name, Mentor O&O had never previously been affiliated with the Company. Mentor O&O develops, manufactures and markets ophthalmic surg-ical and diagnostic products. In October, 1990, the Company purchased sub-stantially all of the assets, plus assumption of normal liabilities, of Teknar, Inc., which supplies diagnostic ultrasound equipment for the special-ties of urology and ophthalmology. Both Mentor O&O and Teknar are 100% owned by Mentor Corporation.

     In July 1991, the Company incorporated Mentor H/S, Inc. as a wholly owned subsidiary and transferred to it all of the product lines and assets of its existing plastic surgery business. In January 1994, the Company similarly incorporated Mentor Urology, Inc. as a wholly owned subsidiary and transferred to it all of the product lines and assets of its existing urologic business. In January 1990, Mentor Polymer Technologies Company was incorporated to develop, manufacture and distribute medical oriented materials.

     In October 1994, the Company purchased certain assets and assumed certain related liabilities from Optical Radiation Corporation and ORC Caribe. Such assets comprised substantially all activities and operations of the intraocular lens line of business theretofore conducted by ORC and ORC Caribe.

     During fiscal 1991, the Company established four international sales offices to enhance and grow its market position in these countries. The office in Canada operates as a sales branch of Mentor Corporation. Mentor Medical Systems UK, Ltd., Mentor Deutschland, GmbH, and Mentor Medical Systems, Pty, Ltd. (Australia) are all subsidiaries of Mentor Corporation.

     In November 1993, the Company established Mentor Medical Systems, B.V. in Leiden, the Netherlands, to further its expansion into the international marketplace. This is the Company's manufacturing and research & development facility outside of the United States.

     In October 1994, the Company established Mentor ORC, Inc. and Mentor Carbide, Inc. for the acquisition of the assets acquired from Optical Radiation Corporation and ORC Carbide.

     All of the Company's products are "medical devices intended for human use" within the meaning of the Medical Device Amendments to the Food, Drug and Cos-metic Act and are therefore subject to regulation by the Food and Drug Admin-istration (the "FDA"). To comply with such device regulations, the Company has incurred, and will continue to incur, substantial costs relating to laboratory and clinical testing of new and existing products and the preparation and filing of documents in the formats required by the FDA. Sales of the Company's devices are contingent upon continued regulatory compliance and FDA approvals.

     In the last two years, certain suppliers of raw materials, such as Dow Corning, DuPont, and others, have announced that they will no longer supply implant or medical grade materials for products in implantable medical devices. Under guidelines established by the FDA, the Company has been successful in re-placing the majority of these materials with those being offered by other companies willing to supply device manufacturers. However, these sources of supply are relatively new, and there can be no assurance that they will be able to supply the Company in the quantities needed, or that regulatory or other delays will not cause a disruption in sales of affected products.

     Claims relating to product liability are a regular and ongoing aspect of the medical device industry. At any one time, the Company has claims involved in litigation. As a result of the controversy and related media coverage sur-rounding silicone gel filled breast implants, the Company became involved in a substantial amount of product liability litigation in fiscal 1992 and 1993. During fiscal 1994, the Company reached an agreement which settled all out-standing breast implant litigation and claims against the Company based on having received a silicone gel or saline filled breast implant prior to June 1, 1993. The settlement agreement established a settlement fund of $25.8 million, which will be funded by the Company and its insurers.

     The Company's executive offices are located at 5425 Hollister Avenue, Santa Barbara, California 93111. The Company's telephone number is (805) 681-6000.


			      USE OF PROCEEDS

     All of the Shares offered hereby will be sold by the Selling Shareholders identified below, for their own respective accounts, who will receive and retain all of the proceeds from the sale thereof. See "Selling Shareholders." The Company will not receive any of the proceeds from the sale of the Shares offered hereby. However, at the time of issuance of the 110,675 shares of Common Stock covered hereby which are subject to the Options, the Company will receive all amounts payable at the exercise price of the Options, and will re-tain such proceeds for use as additional working capital and other general corporate purposes.

			    SELLING SHAREHOLDERS

     The following table sets forth certain information regarding the bene-ficial ownership of Common Stock of each Selling Shareholder and as adjusted to give effect to the sale of the Shares offered hereby. The Shares are being registered to permit the public secondary trading of the Shares, and the

Selling Shareholders may offer the Shares for resale from time to time. See "Plan of Distribution."

     All of the Benson Shares being offered by Benson were acquired by it from ORC. ORC acquired the Benson Shares in a private placement pursuant to a Sub-scription Agreement (the "Subscription Agreement"), dated as of October 13, 1994, in connection with the sale by ORC and ORC Caribe of their intraocular lens line of business to the Company. In addition, in connection with the execution and delivery of the Subscription Agreement, Benson and ORC entered into a Registration Agreement (the "Registration Agreement"), dated as of October 13, 1994, which provides, among other things, for the Company to register the Benson Shares once, at the demand of ORC or its permitted assignee, if the Company is eligible to effect such registration on a Registra-tion Statement on Form S-3. Pursuant to the terms of the Registration Agree-ment, Benson has agreed to bear certain specified expenses relating to effecting such registration, up to a limit of $75,000.


     All of the Gette Shares being offered by Mr. Gette may be acquired by Mr. Gette upon exercise of the Options previously granted to him by the Company.


     Name and Address            Number of Shares       Number of Shares
  of Selling Shareholder     Beneficially Owned Prior      Covered By        Beneficial Ownership
				  to Offering(1)        this Prospectus            Offering
									    _____________________
									    Number of
									     Shares       Percent
Benson Eyecare Corporation
Suite B-30
2555 Theodore Fremd Avenue
Rye, New York  10580                   60,675               60,675                0 (2)        -

Anthony R. Gette
5425 Hollister Avenue
Santa Barbara, California  93111      181,500               50,000          131,500 (2)      21.2%

___________________________________

(1) The respective numbers of shares and percentages shown include the shares of Common Stock that each named shareholder has the right to acquire within 60 days of the date of this Prospectus. In calculating percentage ownership, all shares of Common Stock which Mr. Gette has a right to acquire upon exercise of the Options are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by Mr. Gette, but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other shareholder. On March 31, 1995, an aggregate of 10,898,388 shares of the Company's Common Stock was issued and outstanding.

(2) This assumes that all of the Shares will be sold under this offering, but the Company has not been advised of Mr. Gette's intention to sell the Gette Shares at this time.

     Benson holds less than one percent of the Common Stock of the Company. None of the directors, officers, partners or affiliates of Benson holds any position or has any other relationship with the Company. Mr. Gette is the President and Secretary of the Company and is a Director of the Company.

			   PLAN OF DISTRIBUTION

     The Company has been advised by the Selling Shareholders that they intend to sell all or a portion of the Shares offered hereby from time to time on the NASDAQ NMS and that sales will be made at prices prevailing at the times of such sales. The Selling Shareholders may also make private sales directly or through a broker or brokers, and such brokers or dealers may receive compen-sation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of the Shares for whom such brokers or dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker or dealer might be in excess of customary commissions). To facilitate these sales, the Company has agreed to keep the Registration Statement of which this Prospectus is a part effective for the earlier of a period not to exceed two years from the date the Registration Statement is declared effective by the Commission or until all Shares registered pursuant to the Registration Statement are sold. In connection with any sales, the Selling Shareholders and any brokers participating in such sales may be deemed to be "underwriters" within the meaning of the Act and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts or commissions under the Act.

     The Company has informed the Selling Shareholders that the anti-manipulative rules of the Exchange Act, Rules 10b-6 and 10b-7, may apply to their sales in the market and has furnished each Selling Shareholder with a copy of these Rules.

     There is no assurance that the Selling Shareholders will sell any or all of the Shares offered by such Selling Shareholder.

     The Company has agreed to indemnify the Selling Shareholders, and the Selling Shareholders have agreed to indemnify the Company, against certain liabilities, including certain liabilities under the Act.

				LEGAL MATTERS

     Certain matters with respect to the Shares offered hereby will be passed upon for the Company by Graham & James, 801 South Figueroa Street, 14th Floor, Los Angeles, California 90017.

				   EXPERTS

     The consolidated financial statements of Mentor Corporation incorporated by reference in Mentor Corporation's Annual Report (Form 10-K) for the year ended March 31, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included herein and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

No dealer, salesman or other person
has been authorized to give any
information or make any represent-
ations not contained in this
Prospectus (including any Prospectus
supplement) in connection with the
offer made hereby.  If given or made,
such information or representations
must not be relied upon as having
been authorized by the Company, by
any underwriter or by the Selling
Shareholders.  This Prospectus (in-
cluding any Prospectus Supplement)
does not constitute an offer to sell                   110,675 Shares
or a solicitation of an offer to buy,
the Common Stock in any jurisdiction                    Common Stock
where or to any person to whom, it is
unlawful to make such offer or
solicitation.  Neither the delivery of
this Prospectus nor any sale made
hereunder shall, under any circum-
stances create any implication that
the information contained herein is
correct as of any time subsequent to                 MENTOR CORPORATION
its date or that there has been no
change in the affairs of the Company
since such date or, in the case of in-                   ----------
formation incorporated by reference,                     PROSPECTUS
the date of filing with the Securities                   ----------
and Exchange Commission.
	  _____________

	TABLE OF CONTENTS

				Page

Documents Incorporated by
Reference                         2

Available Information             2

The Company                       3

Use of Proceeds                   4

Selling Shareholders              4

Plan of Distribution              6

Legal Matters                     6                    May 22, 1995

Experts                           6

				   PART II

		     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution

     The expenses to be paid by the Selling Shareholder in connection with the distribution of securities being registered, are estimated as follows:

	Securities and Exchange Commission Registration Fee     $    883
	Accounting Fees and Expenses                            $  5,000
	Legal Fees and Expenses                                 $ 15,000
	Miscellaneous Expenses                                  $
		Total                                           $ 20,883

     In addition, the Selling Shareholder may pay broker's commissions from time to time in amounts individually negotiated by it.

     All amounts, except the Securities and Exchange Commission registration fee and the NASDAQ NMS listing fee, are estimated.


Item 15.  Indemnification of Directors and Officers

     Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limita-tion, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been in-demnified by another organization or employee benefit plan for the same judg-ments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of perfor-mance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

     Provisions regarding indemnification of officers and directors of the Company are contained in the Company's Composite Restated Articles of Incorpor-ation and the Company's Composite Restated Bylaws, each of which are incorpor-ated herein by reference.

     Under Section 5 of the Registration Agreement, the parties thereto have agreed to indemnify, under certain conditions, the other party thereto, their respective directors, certain of their respective officers and persons who control such party within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

     The Company maintains a directors and officers insurance policy.

Item 16.  Exhibits

     The following Exhibits are filed herewith:

       Exhibit Number                 Description of Exhibit

	    4(b)              Subscription Agreement, dated as of October 13,
				 1994, by and between Mentor Corporation and
				 Optical Radiation Corporation*
	    4(c)              Registration Agreement, dated as of October 13,
				 1994, by and between Mentor Corporation and
				 Optical Radiation Corporation*
	    5                 Opinion and Consent of Graham & James re:
				 legality of issuance of Shares
	   23.1               Consent of Graham & James (included in Exhibit 5)
	   23.2               Consent of Independent Auditors*
	   24                 Power of Attorney (see page S-4)*
__________________________
* Previously Filed

Item 17.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

	     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the regis-tration statement;

	     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration state-ment or any material change to such information in the registration statement;

	     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the regis-trant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration state-ment.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termin-ation of the offering.

     The undersigned registrant hereby undertakes that, for purposes of deter-mining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relat-ing to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the regis-trant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for in-demnification against such liabilities (other than the payment by the regis-trant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or pro-ceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on May 22, 1995.


					     MENTOR CORPORATION



					     By: /s/ Christopher J. Conway
						 Christopher J. Conway,
						 Chairman, Chief Executive
						 Officer and Director
						 (Principal Executive Officer)

       Signatures                     Title                     Date
/s/ Christopher J. Conway
    Christopher J. Conway    Chairman, Chief Executive     May 22, 1995
			       Officer and Director
			   (Principal Executive Officer)

/s/ Anthony R. Gette
    Anthony R. Gette          President and Secretary      May 22, 1995
				  and Director

/s/ Gary E. Mistlin
    Gary E. Mistlin          Vice President of Finance/    May 22, 1995
			   Treasurer (Principal Financial
			       and Accounting Officer)

/s/ Eugene G. Glover*
    Eugene G. Glover                Director               May 22, 1995

       Signatures                     Title                     Date

/s/ Walter W. Faster*
    Walter W. Faster                Director               May 22, 1995

/s/ Michael Nakonechny*
    Michael Nakonechny              Director               May 22, 1995

/s/ Byron G. Shaffer*
    Byron G. Shaffer                Director               May 22, 1995

/s/ Dr. Richard W. Young*
    Dr. Richard W. Young            Director               May 22, 1995


*By: /s/ Anthony R. Gette
	 Anthony R. Gette
	 Attorney-in-fact
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